UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    May 2, 2016

ROKWADER, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51867	73-1731755
(Commission File Number)	(IRS Employer Identification No.)

15466 Los Gatos Blvd., No. 109-352	Los Gatos, California 95032
(Address of Principal Executive Offices)	(Zip Code)

(408) 221-6900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 6, 2016, the Registrant filed a Current Report on Form 8-K (the “Original 8-K”) to report, among other things, that Rokwader Acquisition Corporation, the Registrant’s wholly-owned subsidiary (“RAC”), acquired substantially all of the assets of five express car wash businesses located in Arizona and a management company that manages express car wash businesses (the “Acquired Businesses”)

This Current Report on Form 8-K/A amends the Original 8-K in order to file the Acquired Business financial statements and the pro forma combined financial information with respect to the acquisitions, required in the Original 8-K on a delayed basis in accordance with Item 9.01(a) of Form 8-K , which are included as Exhibit 99.1 and 2 to this Current Report on Form 8-K/A. Except as otherwise provided herein, this Current Report on Form 8-K/A does not amend or restate the Original 8-K, nor does it modify or update any of the information made in the Original 8-K.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Acquired Businesses.

The audited combined financial statements of the Acquired Businesses as of and for the years ended December 31, 2014 and 2015, together with the report of Anton & Chia, LLP, with respect thereto, are included as Exhibit 99.1 and are incorporated by reference herein.

(b)	Financial Statements of Acquired Businesses

The unaudited condensed combined financial statements of the Acquired Businesses as of and for the three month period ended March 31, 2016, are included as Exhibit 99.2 and are incorporated by reference herein.

(c)	Pro Forma Financial Information.

The unaudited pro forma condensed combined financial statements of the Registrant as of and for the year ended December 31, 2015 and for the three month period ended March 31, 2016 are included as Exhibit 99.3 hereto and are incorporated by reference herein.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 22, 2017	ROKWADER, INC.

By: /s/ Robert Wallace Robert Wallace, Chief Executive Officer